UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2004

INTERNATIONAL WIRE GROUP, INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	33-93970 (Commission file number)	43-1705942 (I.R.S. employer identification no.)

101 South Hanley Road
St. Louis, Missouri 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 719-1000

ITEM 3. Bankruptcy or Receivership.

     On March 24, 2004, International Wire Group, Inc. (“Group”) issued a press release announcing that it has entered into a lock-up agreement with members of an Ad Hoc Committee of Bondholders and its largest equity holder to effect a pre-negotiated plan of reorganization (the “Plan of Reorganization”). The Ad Hoc Committee of Bondholders represents the holders of a majority of Group’s outstanding 11.75% Senior Subordinated Notes due 2005 and 14% Senior Subordinated Notes due 2005. The principal terms of the Plan of Reorganization are as follows:

•	$140 million of senior secured debtor-in-possession financing will be applied to the repayment in full of Group’s $82 million of 10 3/8% Senior Secured Notes due 2005 and to provide working capital financing during the reorganization process. This financing will be refinanced upon emergence from bankruptcy under a new senior secured revolving and term credit facility.

•	The holders of Group’s outstanding $300 million principal amount of 11 3/4% Senior Subordinated Notes and $5 million principal amount of 14% Senior Subordinated Notes will receive: (i) $75 million of new Group 10% notes with a seven year maturity date and (ii) new common stock of Group representing 96% of the reorganized Group common equity ownership, subject to dilution for management incentive options.

•	International Wire Holding Company, Group’s parent corporation, will receive new common stock of Group representing 4% of the reorganized Group common equity ownership, subject to dilution for management incentive options.

•	An incentive stock option plan will be established under which options to acquire new common stock representing 10% of the fully diluted common equity ownership of reorganized Group will be reserved for grant to existing employees of Group and its subsidiaries following emergence from bankruptcy.

     Group also announced that, in order to consummate the Plan of Reorganization, Group and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on March 24, 2004. Group has agreed to file the Plan of Reorganization and a disclosure statement with the Bankruptcy Court on or prior to May 28, 2004.

     A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

     Certain statements in this current report (and the exhibits attached hereto) contain forward-looking statements relating to Group’s or management’s intentions, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Group’s actual results to differ materially from those projected in the forward-looking statements. These risks, assumptions and uncertainties include Group’s ability to confirm and consummate the Plan of Reorganization and to achieve its expected benefits. Other risk factors include, but are not limited to, fluctuations in Group’s operating results and customer orders, unexpected decreases in demand or increases in inventory levels, Group’s competitive environment, Group’s reliance on its largest customers, increases in raw material costs, risks associated with Group’s international operations, and other risk factors. Group undertakes no obligation to update or revise any forward-looking statements for events or circumstances after the date on which such statement is made. New factors emerge from time to time, and it is not possible for Group to predict all such factors. Further, Group cannot assess the impact of each such factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Press Release dated as of March 24, 2004, announcing that Group has entered into a lock-up agreement to effect the Plan of Reorganization, and also announcing Group’s filing of a voluntary petition for reorganization.

ITEM 9. Regulation FD Disclosure.

     The following data from Group’s 2003 financial results and Group’s 2004 operating budget was disclosed to members of the Ad Hoc Committee of Bondholders in connection with negotiations of the Plan of Reorganization.

2003 Financial Results
(Dollars in Thousands)

FY 2003
Net Sales	$389,334
Gross Profit	$71,343
% Margin	18.3%
EBITDA	$41,627
% Margin	10.7%
Capital Expenditures	$13,647
Cash and Cash Equivalents at December 31, 2003	$25,981

2004 Budget Summary
(Dollars in Thousands)

FY 2004
Net Sales	$523,401
Gross Profit	$76,935
% Margin	14.7%
EBITDA	$43,038
% Margin	8.2%
Capital Expenditures	$17,123

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL WIRE GROUP, INC.
Dated: March 26, 2004	By:	/s/ Glenn J. Holler
Glenn J. Holler
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release dated as of March 24, 2004, announcing that Group has entered into a lock-up agreement to effect the Plan of Reorganization, and also announcing Group’s filing of a voluntary petition for reorganization.

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